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                         KENSINGTON SECURITIES, INC.


                                500,000 Units
                             Retrospettiva, Inc.


                              SELLING AGREEMENT


Dear Sirs:

    1. We, as Underwriter, are offering for sale an aggregate of 500,000 Units (the "Firm Units") of Retrospettiva, Inc. (the "Company") which we have agreed to purchase from the Company. In addition, we have been granted an option to purchase from the Company up to an additional 75,000 Units (the "Option Units") to cover over-allotments in connection with the sale of the Firm Units. The Firm Units and the Option Units purchased are herein collectively called the "Units." The Units and the terms under which they are to be offered for sale by the Underwriter are more particularly described in the Prospectus.

    2. The Units are to be offered to the public by the Underwriter at the price per Unit set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of the offering thereof set forth in the Prospectus.

    3. The Underwriter is offering, subject to the terms and conditions hereof, a portion of the Units for sale to certain dealers who are engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act") who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase Units hereunder being herein called "Selected Dealers"), at the Public Offering Price, less a selling concession (which may be changed) of not in excess of $.___ per Unit payable as hereinafter provided, out of which concession an amount not exceeding $.___ per Unit may be reallowable by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers have agreed to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Section 8 and 36 of
Article III of such Rules of Fair Practice, and to comply with Section 25 of
Article III thereof as that Section applies to non-member foreign dealers. The Underwriter may be included among the Selected Dealers.

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    4.   We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Units.

    5. If you desire to purchase any of the Units, your application should reach us promptly by telephone, telegraph or facsimile at our office at 162 Dockside Circle, Ft. Lauderdale, Florida, 33326, Attention: Syndicate Department, Telephone No. _____________, Fax No. ________________. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Units allotted to you will be confirmed subject to the terms and conditions of this Agreement.

    6. Any Units purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

    You agree to pay us on demand an amount equal to the Selected Dealer concession as to any Units purchased by you hereunder which, prior to the termination of this Agreement, we may purchase or contract to purchase and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Units delivered on such repurchases need not be the identical certificates originally purchased.

    No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Units by the Underwriter to you will be paid when such Units are delivered to you. However, you shall pay any transfer tax on sales of Units by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

    Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Units other than as contained in the Prospectus.

    7. The first three paragraphs of Section 6 hereof will terminate when we shall have determined that the public offering of the Units has been completed and upon telegraphic notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof; provided however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 full business days in the aggregate upon telegraphic notice to you.

    8. For the purpose of stabilizing the market in the Units, we have been authorized to make purchases and sales of the Units of the Company, in the open market or otherwise, for long or short account, and, in arranging for sales, to over-allot.

                                      2
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    9.   On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

    We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

    10. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Units are qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein.

    11. No Selected Dealer is authorized to act as our agent or otherwise to act on our behalf, in offering or selling the Units to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

    12. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriter or with each other, but you will be responsible or your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Units or the delivery of the certificates for the Units, or the performance by anyone of any agreement on its part, or the qualification of the Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriter in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

    Payment for the Units sold to you hereunder is to be made at the Public Offering Price less the above-mentioned selling concession at such time and date as we may advise, at the office of Kensington Securities, Inc., at the address indicated above, by a certified or official bank check in Clearing House funds, payable to the order of Kensington Securities, Inc., against delivery of certificates for the Units. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing brokers' loan rate.

    13. Notices should be addressed to us at our office address indicated above. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

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    14.  This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California without giving effect to the choice of law or conflicts of law principles thereof.

    15. If you desire to purchase any Units, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone, telegraph or fax. Our signature hereon may be by facsimile.

                                            Very truly yours,

                                            KENSINGTON SECURITIES, INC.



                                            By:
                                               ------------------------------
                                                        Howard Davis
                                                          Officer














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Kensington Securities, Inc.
162 Dockside Circle
Ft. Lauderdale, FL 33326

Gentlemen:

    We hereby irrevocably subscribe for _________ Units of Retrospettiva, Inc. in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Units and we confirm that we have no right to return any Units to you. We further confirm that our commitment hereunder will not result in any violation by us of Section 8(b) or 15(c) of the Securities Exchange Act of 1934 or the rules and regulations thereunder, including
Rule 15c3-1, or any provision of any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by such exchange. We further state that in purchasing said Units we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals there or of residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

                                       Name of Firm
                                                    --------------------------
                                       Authorized Signature
                                                           -------------------
                                       Title
                                            ----------------------------------

                                       Date
                                           -----------------------------------